Exhibit 23.1

                              Wheeler Wasoff, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference into this Registration Statement of PYR Energy Corporation (the "Company") on Form S-3 of our report dated November 25, 2003 relating to the Company's financial statements included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                                            /s/ WHEELER WASOFF, P.C.



Denver, Colorado
July 2, 2004